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                                                                 Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                        To Tender Shares of Common Stock
                                      and

                Shares of Series A Cumulative Convertible Stock
                                       of

                             HARCOURT GENERAL, INC.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates evidencing Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or
(iii) if time will not permit all required documents to reach Citibank, N.A.
(the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See "The Offer -- Procedures for Accepting the Offer and Tendering
Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                 CITIBANK, N.A.

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
             BY MAIL:                    BY OVERNIGHT COURIER:                     BY HAND:
          Citibank, N.A.                     Citibank, N.A.                     Citibank, N.A.
           P.O. Box 685                 915 Broadway, 5th Floor             Corporate Trust Window
       Old Chelsea Station                 New York, NY 10010             111 Wall Street, 5th Floor
        New York, NY 10113                                                    New York, NY 10043

                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (212) 505-2248

                        CONFIRM FACSIMILE BY TELEPHONE:

                                 (800) 270-0808

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER
OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO
GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO
BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE
TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S
MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE
DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN.  FAILURE TO DO SO COULD RESULT
IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to REH Mergersub Inc., a Delaware corporation and a wholly owned subsidiary of Reed Elsevier Inc., a Massachusetts corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 8, 2000 (the "Offer to Purchase") and the related
Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the "Common
Shares"), and/or the number of shares of series A cumulative convertible stock, par value $1.00 per share (the "Preferred Shares," and together with the Common
Shares, the "Shares"), of Harcourt General, Inc., a Delaware corporation (the
"Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

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
Signature(s): --------------------------------------           Address(es): ------------------------------------------

Name(s) of Record Holders: -------------------------
                                                               -------------------------------------------------------
                                                               ZIP CODE

----------------------------------------------------
                                                               Area Code and Tel. No.(s): ----------------------------
PLEASE TYPE OR PRINT

Number of
Common Shares: ------------------------------------
                                                               Check box if Shares will be tendered by book-entry
                                                               transfer:  [ ]

Certificate No(s). (if available):
---------------------------------------------------
                                                               Account Number: -------------------------------------

Number of
Preferred Shares: ---------------------------------
                                                               Check box if Shares will be tendered by book-entry
                                                               transfer:  [ ]

Certificate No(s). (if available):
---------------------------------------------------
                                                               Account Number: -------------------------------------

Dated: --------------------------------------------

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: -------------------------    Authorized Signature: ---------------

Address: ------------------------------    Name: -------------------------------
                                                          PLEASE PRINT

---------------------------------------    Title: ------------------------------
              ZIP CODE

Area Code and Tel No.: ----------------          Dated: ------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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